UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 8, 2008
Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	000-51239	30-0288470

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Rockville Financial, Inc. (the “Company”), parent company of Rockville Bank (the “Bank”), announced today that the U.S. government’s actions with respect to Fannie Mae and Freddie Mac would adversely impact the value of the Bank’s perpetual preferred stock investments in Fannie Mae and Freddie Mac. As of June 30, 2008, the Bank’s book value of perpetual preferred stock issued by those entities was $10.7 million. No additional purchases have occurred since June 30, 2008, and the Company and Bank have no other equity exposure to those entities. The Company and the Bank are expected to have resulting capital levels well in excess of those required of a “well capitalized” institution by bank regulatory authorities, regardless of the value of the Fannie Mae and Freddie Mac investments.
The impact on the Company’s and the Bank’s capital ratios if the investments were valued at zero and if the Company was not able to record a tax benefit for the loss is as follows:

			To Be Well
			Capitalized Under
	As Reported		Prompt Corrective
	June 30, 2008	Pro-forma	Action Provisions
Rockville Financial, Inc.:
Total capital to risk weighted assets	15.20%	14.35%	10.0%
Tier I capital to risk weighted assets	14.10%	13.30%	6.0%
Tier I capital to total average assets	11.00%	10.35%	5.0%

Rockville Bank:
Total capital to risk weighted assets	12.80%	11.95%	10.0%
Tier I capital to risk weighted assets	11.80%	10.90%	6.0%
Tier I capital to total average assets	9.20%	8.50%	5.0%
The information contained in this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2008	ROCKVILLE FINANCIAL, INC.
Registrant

	By:	/s/ Gregory A. White Gregory A. White
Senior Vice President/
Chief Financial Officer